TABLE OF CONTENTS

ARTICLE VI
INVESTMENTS
SECTION 601.	Investment of 3 Year Note Proceeds and Interest Reserve Account	8
SECTION 602.	Eligible Securities	8
SECTION 603.	Moneys to be Held by Trustee	9
SECTION 604.	Nonpresentment of 3 Year Notes	9

ARTICLE VII
GENERAL COVENANTS AND PROVISIONS
SECTION 701.	Payment of 3 Year Notes	9
SECTION 702.	Compliance with Agreements; Representations	9
SECTION 703.	Financial Statements	10
SECTION 704.	Rights under Indenture	10

ARTICLE VIII
DISCHARGE OF INDENTURE
SECTION 801.	Discharge	10

ARTICLE IX
DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND 3 YEAR NOTE HOLDERS
SECTION 901.	Events of Default	11
SECTION 902.	Other Remedies	11
SECTION 903.	Right of 3 Year Note holders to Direct Proceedings	11
SECTION 904.	Remedies Vested in Trustee	11
SECTION 905.	Rights and Remedies of 3 Year Note holders	11
SECTION 906.	Termination of Proceedings	12
SECTION 907.	Waivers of Events of Default	12
SECTION 908	Notice of Event of Default to Governing Body	12

ARTICLE X
THE TRUSTEE
SECTION 1001.	Acceptance of Responsibilities	12
SECTION 1002.	No Duties to Notice Default	13
SECTION 1003.	Appointment of Servicing Agent	13
SECTION 1004.	Resignation of Trustee	14
SECTION 1005.	Removal of Trustee	14
SECTION 1006.	Appointment of Successor Trustee	14
SECTION 1007.	Qualifications of Successor Trustee	14
SECTION 1008.	Court Appointment of Successor Trustee	14
SECTION 1009.	Acceptance and Transfer of Responsibilities	14
SECTION 1010.	Successor Trustee by Merger, Etc.	14
SECTION 1011.	Compensation and Expenses	14
SECTION 1012.	Retention of Documents and Records.	14

ARTICLE XI
AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 1101.	Amendments and Supplements without Consent of 3 Year Note holders	15
SECTION 1102.	Amendments and Supplements with Consent of 3 Year Note holders	15

ARTICLE XII
MISCELLANEOUS
SECTION 1201.	Beneficiaries	15
SECTION 1202.	Severability	15
SECTION 1203.	Notices	15

SECTION 1204.	Counterparts	15
SECTION 1205.	Governing Law	15
SECTION 1206.	Payments due on Saturdays, Sundays and Holidays	15
SECTION 1207.	Future Holders Bound	16
SECTION 1208.	The Dealer	16
SECTION 1209.	Current Financial Information	16
SECTION 1210.	Funds Not Assignable	16
SECTION 1211.	Paying Agent.	16
SECTION 1212.	Registrar.	16
SECTION 1213.	Assumption of Debt.	16

	TESTIMONIUM, SIGNATURES AND SEALS	17
	ACKNOWLEDGMENTS	18

SOUTHFIELD ENERGY CORPORATION

1240 Blalock Road, Suite 150, Houston, TX 77055

TRUST INDENTURE

THIS INDENTURE made and entered into by and between the undersigned duly authorized representatives of Southfield Energy Corporation (the "Issuer") and JESSE BLANCO, an attorney licensed in the State of Texas serving as trustee (the "Trustee") for the Issuer and the holders of 3 Year Notes issued by Southfield Energy Corporation, P.O. Box 680875, San Antonio, TX 78268.

WITNESSETH:

WHEREAS, at a meeting duly held in accordance with the Articles of Incorporation, By-Laws, and other controlling documents, the governing body of the Issuer authorized the issuance of the 10% notes with a three year maturity ("3 Year Notes") pursuant to the Prospectus and Subscription Agreement originally filed with the Securities and Exchange Commission; and

WHEREAS, the execution and delivery of this Trust Indenture (the "Indenture") and the issuance of said 3 Year Notes under this Indenture have been in all respects duly and validly authorized by resolution adopted by the Issuer; and

WHEREAS, the Issuer desires to authorize the issuance of the 3 Year Notes, to make the payment of the principal and the interest thereof, and to assure the performance and observance of the covenants and conditions herein contained; and

WHEREAS, all things necessary to make the 3 Year Notes, when executed and delivered by the Issuer and authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Issuer according to the implications thereof, and to constitute this Indenture a valid assignment and pledge of the amounts pledged to the payment of the principal of and interest on the 3 Year Notes as herein, and the creation, execution and delivery of this Indenture, and the creation, execution and delivery of the 3 Year Notes, subject to the terms hereof, have in all respects been duly authorized;

NOW, THEREFORE, IT IS HEREBY AGREED:

That the Issuer, in consideration of the premises, of the acceptance by the Trustee of the mutual covenants herein contained, of the purchase and acceptance of the 3 Year Notes by the registered owners thereof, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure the payment of the principal and interest on the 3 Year Notes, according to their tenor and effect, until fully paid and discharged, and the performance and observance by the Issuer of all the covenants and conditions herein and therein contained, has executed and delivered this Indenture and has agreed to and does hereby pledge, transfer and assign, unto the Trustee, and to its successors in trust and its assigns forever, for the securing of the performance of the obligations of the Issuer hereinafter set forth:

(a)  All moneys and securities from time to time held by the Trustee under the terms of this Indenture, and any and all other real or personal property of every type and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or by anyone on its behalf, or with its written consent, to the Trustee which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof;

TO HAVE AND TO HOLD the same unto the Trustee and its successors forever;

NEVERTHELESS, upon the terms herein set forth for the benefit and security of those who shall hold or own the 3 Year Notes issued hereunder, or any of them, without preference of any of the 3 Year Notes over any other 3 Year Note or 3 Year Notes by reason of priority in the time of the issue or negotiation thereof or by reason of the date of maturity thereof, or for any other reason whatsoever, except as otherwise provided herein.

IT IS HEREBY COVENANTED, declared and agreed by and between the parties hereto that all the 3 Year Notes are to be issued, authenticated and delivered, and that the foregoing rights, properties, and amounts which have been pledged to the Trustee are to be held and applied, upon and subject to the further covenants, conditions, uses and trust hereinafter set forth; and the Issuer, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors for the benefit of those who shall hold all of the 3 Year Notes, or any of them, as follows:

ARTICLE I
DEFINITIONS

SECTION 101.  Definitions. In addition to the terms elsewhere defined in this Indenture, the following words and phrases shall have the following meanings unless the context clearly otherwise requires:

"3 Year Note" or "3 Year Notes" shall mean any 3 Year Note or all of the 3 Year Notes, as the case may be authorized by the Issuer, authenticated by the Trustee and delivered under this Indenture.

"3 Year Note holder" or "holder of the 3 Year Notes" or "holder" shall mean the registered owner of any 3 Year Note.

"Proceeds Account" shall mean the fund created under Section 401 hereof.

"Dealer" or "Placement Agent" shall mean a registered Broker-Dealer, its successors or assigns contracted with Issuer to assist in the offer and sale of the 3 Year Notes.

"Default" and "event of default" shall mean any occurrence or event specified in and defined as such by Section 901 hereof.

"Government Obligations" shall mean (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, or (c) money market funds principally investing in the foregoing.

"Interest Reserve Account" shall mean the fund created under Section 501 hereof.

"Issuer" shall mean the corporation or named on the signature page of this Indenture, acting through and by its duly authorized representatives.

"Outstanding" when used in reference to 3 Year Notes, shall mean, at any date as of which the amount of outstanding 3 Year Notes is to be determined, the aggregate of all 3 Year Notes authorized, issued, authenticated and delivered under this Indenture, except:

(a)  3 Year Notes cancelled by the Trustee, or delivered to Trustee for cancellation or redemption pursuant to this Indenture;

(b)  3 Year Notes deemed to have been paid as provided in Article VIII hereof; and

(c)  3 Year Notes in lieu of which others have been authenticated under Section 207 hereof.

"Paying Agent" shall mean the Trustee or the person or firm which shall receive and record all 3 Year Note proceeds and sinking fund payments, distribute such payments to the proper recipients, and prepare and file reports to the various regulatory agencies.

"Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, an organization, a government or political subdivision of a government, or other legal entity.

"Prospectus" shall mean the delivered information prepared by Issuer describing the transaction pursuant to which the 3 Year Notes are issued.

“Subscription Agreement” shall mean that certain agreement entered into by the Issuer and an investor pursuant to which the investor subscribes for the purchase of 3 Year Notes.  The form of the Subscription Agreement is filed as an exhibit to the Issuer’s registration statement on Form S-1.

ARTICLE II
THE 3 YEAR NOTES

SECTION 201.  Authorized Amount of 3 Year Notes.  No 3 Year Notes may be issued under the provisions of this Indenture except in accordance with this Article.  The initial 3 Year Notes to be issued are $10,000,000 as described in the Prospectus which is incorporated herein by reference.

SECTION 202.  Issuance of 3 Year Notes.  The 3 Year Notes shall be designated general, unsecured obligations of the Issuer and will rank junior and be subordinate in right of payment to all future debt.  Each 3 Year Note shall be dated on the date of acceptance and shall be issued in fully registered form only in the denominations of $1,000 or any integral multiples thereof.

The 3 Year Notes shall mature three years from the date of acceptance and in the principal amounts subscribed for and, shall bear interest at the rate of ten percent (10%) per annum.  Interest shall be payable quarterly with simple interest accruing on a 365 day basis.

To the extent funds are available in Issuer’s 3 Year Note Interest Reserve account, Trustee shall pay the principal and interest on the 3 Year Notes according to the maturity schedule of the 3 Year Notes.  Principal of and interest on the 3 Year Notes is payable at the principal office of the Trustee, or its successor in trust, in lawful money of the United States of America; provided, however, payment of the interest thereof shall be made to the registered owners of the 3 Year Notes and shall be paid by check or draft mailed to such registered owners at the address as it appears on the 3 Year Note Register of the Trustee or at such other address as is furnished in writing by each registered owner to the Trustee as Registrar.

SECTION 203.  Execution and Issuance.  Subscription Agreements accepted by the Issuer shall be executed on behalf of the Issuer with the handwritten signature of an officer of the Issuer and shall be valid therefrom. The Issuer has the right to reject any Subscription Agreement for any or no reason as specified in the Prospectus.

SECTION 204.  Pledge of Portion of Proceeds.  To secure payment of a portion of the amounts due hereunder, Issuer hereby irrevocably assigns, sets over, and pledges five percent (5%) of the gross proceeds of the Offering received by Issuer into a Interest Reserve Account as may be necessary to pay such a portion of such obligations.  So long as Issuer has promptly and properly made each Interest Reserve Account payment, Issuer shall be entitled to handle and disburse its revenues. In the event that Issuer fails to make when due any Interest Reserve Account payment, the Trustee, after written notice, may collect and apply such proceeds to make up any deficiency in the Interest Reserve Account. No court proceedings shall ever be necessary to enforce this pledge.

SECTION 205.  Authentication.  All 3 Year Notes shall have endorsed thereon a certificate of authentication duly executed by the Trustee. No 3 Year Note shall be valid or entitled to any security or benefit under this Indenture unless such certificate or authentication has been duly executed by manual or facsimile signature of a duly authorized officer of the Trustee, which shall be conclusive evidence that such 3 Year Note has been authorized, issued, authenticated and delivered under this Indenture, but it shall not be necessary that the same officer sign the certificate of authentication on all of the 3 Year Notes.

SECTION 206.  Book Entry Form.  Notwithstanding anything herein to the contrary, each of the 3 Year Notes issued hereunder, with the consent of the Issuer, will be issued in book entry form as an uncertificated security in accordance with the provisions of Article 8 of the UCC as adopted, and amended from time to time in the State of Texas.  In such event, Issuer does hereby authorize and appoint Trustee to do any act and to execute any statement for and on behalf of Issuer as required by said Article 8.

SECTION 207.  Delivery of 3 Year Notes.  The Trustee shall authenticate and deliver the 3 Year Notes in the aggregate principal amount as described in Section 202 and deliver them upon the receipt by the Trustee of the following:

(a)  a certified copy of the resolution of the governing body of the Issuer authorizing the issuance of the 3 Year Notes and this Indenture;

(b)  an original executed Prospectus, Subscription Agreement and Indenture;

(c)  the Opinion of Counsel to the effect that the 3 Year Notes and the Indenture are legal and binding obligations of the Issuer, and covering such other matters as may be required by the Trustee; and

(d)  such other documents and items as the Trustee may require.

SECTION 208.  Mutilated, Lost, Stolen or Destroyed 3 Year Notes.  In the event any 3 Year Note is mutilated, lost, stolen or destroyed, Trustee may authenticate a new 3 Year Note of like date, maturity and denomination as that mutilated, lost, stolen or destroyed 3 Year Note provided that, in the case of any mutilated 3 Year Note, such mutilated 3 Year Note shall first be surrendered to the Trustee, and, in the case of any lost, stolen or destroyed 3 Year Note, there shall be first furnished to the Trustee evidence of such loss, theft or destruction satisfactory to the Trustee together with any indemnity satisfactory to it. Further, in the case of a past due or matured 3 Year Note that is lost, stolen or destroyed, the Trustee shall pay the face amount of such past due or matured 3 Year Note upon delivery to the Trustee of evidence of such loss, theft or destruction satisfactory to the Trustee together with any indemnity satisfactory to it. The Trustee may charge the holder or owner of such 3 Year Note its reasonable fees and expenses in this connection and a surety 3 Year Note as may be required by Trustee.

SECTION 209.  Registration and Exchange of 3 Year Notes; Person Treated as Owners.  Books for the registration and for the transfer of the 3 Year Notes as provided in this Indenture shall be kept by the Trustee which is hereby constituted and appointed the 3 Year Note registrar (“Registrar”) of the Issuer. Upon surrender for transfer of any 3 Year Note at such office, Trustee shall authenticate and deliver in the name of the transferee or transferees a new 3 Year Note or 3 Year Notes of authorized denomination of the same maturity for the aggregate principal amount which the registered owner is entitled to receive. All 3 Year Notes delivered in exchange shall be so dated that neither gain nor loss in interest shall result from the transfer, exchange, redemption or payment and (if so required by the Trustee) shall be accompanied by a written instrument or instruments of transfer, or authorization for exchange, in form with guaranty of signature satisfactory to Trustee, duly executed by the registered holder or by his duly authorized representative. A transfer charge shall be made for such exchange or transfer for each 3 Year Note, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Trustee shall not be required (a) to authenticate, transfer or exchange any 3 Year Notes during a period beginning at the opening of business on the 15th day next preceding either any interest payment date or any date of selection of 3 Year Notes to be redeemed and ending at the close of business on the interest payment date or day on which the applicable notice of redemption is given or (b) to transfer or exchange any 3 Year Notes selected, called or being called for redemption in whole or in part. New 3 Year Notes delivered upon any transfer or exchange shall be valid obligations of Issuer, evidencing the same debt as the 3 Year Notes surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the 3 Year Notes surrendered. The person in whose name any 3 Year Note is registered may be deemed the owner thereof by Issuer and Trustee, and any notice to the contrary shall not be binding upon Issuer or Trustee.

SECTION 210.  Destruction of 3 Year Notes.  Whenever any outstanding 3 Year Note shall be delivered to Trustee for cancellation pursuant to this Indenture, upon payment of the principal amount or for replacement pursuant to Sections 208 and 209 hereof, such 3 Year Note shall be retained by Trustee for a period of not less than six years, or for so long as required by 17 C.F.R. Section 240.17 Ad-7 (1990) as may be amended from time to time.  After such, Trustee may destroy the records in a manner Trustee deems reasonable.

SECTION 211.  Additional Parity 3 Year Notes/Additional Indebtedness.  The Issuer reserves the right to issue additional parity 3 Year Notes or incur additional debt obligations ("Additional Debt") for any lawful purpose, including refunding any outstanding 3 Year Notes.  Such Additional Debt may be issued in one or more series or issues, in various principal amounts, bearing interest, maturing, and having such redemption features and other provisions as may be provided in any supplemental indenture or other instrument authorizing their issuance.

ARTICLE III
REDEMPTION OF 3 YEAR NOTES

SECTION 301.  Optional Redemption of 3 Year Notes.  After one year from the date of purchase, the Issuer shall have the option to redeem 3 Year Notes, in whole or in part, at the redemption price of 100% of the principal amount redeemed plus accrued interest to the redemption date. Provided that the Issuer has made available moneys to effect the redemption, the Trustee shall give notice to the 3 Year Note holders by first class mail at least fifteen (15) days prior to the redemption date. After the redemption date, no interest shall accrue on the 3 Year Notes so redeemed. The Trustee shall pay the principal and accrued interest on the 3 Year Notes to the holders thereof as soon as practical, such payment to be made by check mailed by first class mail. All expenses of redemption shall be paid by the Issuer.

ARTICLE IV
PROCEEDS ACCOUNT

SECTION 401.  Establishment of Proceeds Account.  Issuer hereby establishes with Trustee, an account designated "Proceeds Account."  The Issuer covenants and agrees to deposit or cause to be deposited with Trustee all proceeds of all sales of the 3 Year Notes to be held in the Proceeds Account.

SECTION 402.  Disbursement of Proceeds.  Once the requirements set forth in the Subscription Agreement are met, the Trustee may allocate proceeds (the “Allocations”) to the Issuer upon receipt of a written draw request from the Issuer. The purposes and priorities for the uses of such Allocations shall be governed by the "Use of Proceeds" section of the Prospectus for the 3 Year Notes. Once the requirements set forth in the Subscription Agreement are met, the Trustee is authorized to pay and reserve sums necessary to pay the fees and expenses of the issuance of the 3 Year Notes, including without limitation, the fees and other amounts due to the Dealer, legal documentation charges, fees and out of pocket expenses of the Trustee.

SECTION 403.  Advances.  As a condition precedent to each advance of 3 Year Note proceeds hereunder ("Advance"), the Issuer must satisfy the following conditions and deliver to Trustee the following required documents, items or evidence in form and substance and in a manner satisfactory to Trustee in its sole discretion:

(a)  Requests.  A request for an Advance in form and content approved by Trustee.

(b)  Frequency of Advances.  Trustee shall not be obligated to fund Advances more often than once every thirty (30) days, at times specified by Trustee.  If Advances are requested more frequently, the Trustee may charge an administrative fee if the Advance is disbursed.

SECTION 404.  Excess Amounts.  Any amounts which are not advanced by the Trustee to complete the "Use of Proceeds" in the Prospectus shall be first paid to Trustee in payment of any amounts owing to Trustee pursuant hereto or otherwise.  Any excess shall be paid to Issuer, provided that no Event of Default exists.  If an Event of Default exists, said funds will be applied to cure such Event of Default.

SECTION 405.  Joint Checks.  Trustee shall have the right to pay any Advance in one or more joint checks to Issuer and any other parties for which payment is requested in such Advance.

ARTICLE V
INTEREST RESERVE ACCOUNT

SECTION 501.  Establishment of Interest Reserve Account.  The Issuer hereby establishes with the Trustee, its successors or assigns, a special account in the name of the Issuer designated as and herein called the "Interest Reserve Account". Amounts paid into the Interest Reserve Account by the Issuer shall be used, and are hereby pledged, only for the purposes authorized in this Article V.

The Issuer hereby covenants and agrees that so long as new 3 Year Notes are issued hereunder, it will  deposit, or cause to be deposited, in the Interest Reserve Account, five (5%) percent of the gross proceeds from the sale of 3 Year Notes.

SECTION 502.  Disbursement of Interest Reserve Account.  Except as otherwise provided in this Section 502 and elsewhere in this Trust Indenture, the amounts in the Interest Reserve Account shall be used solely for the payment of interest coming due or otherwise becoming payable on the 3 Year Notes. Should interest payments exceed the amount of cash in the interest reserve account, the Issuer will make transfers to the Trustee to provide adequate funds for interest payments. Any amounts remaining in the Interest Reserve Account and other funds established under the Indenture after payment in full of the 3 Year Notes (including interest and other charges, if any, hereunder), or provision for payment thereof having been made in accordance with the provisions of the Indenture, and payment of all other reasonable and necessary obligations incurred by the Trustee hereunder, shall belong to and be paid to the Issuer by the Trustee.

SECTION 503.  Interest Payments.  The Trustee shall make the payments of interest provided for in this Article V as and when required by the terms of the Prospectus without any further authorization.

ARTICLE VI
INVESTMENTS

SECTION 601.  Investment of 3 Year Note Proceeds and Interest Reserve Account.  Any moneys in the 3 Year Note Proceeds Account and/or Interest Reserve Account (other than moneys for the payment of 3 Year Notes which shall have matured or otherwise become payable or for the payment of interest which shall have become due) shall be invested and reinvested in Eligible Securities.

All interest, income or other gain received by the Trustee from the investment of the 3 Year Note Proceeds Account and/or the Interest Reserve Account held by the Trustee for the benefit of the Issuer and/or the 3 Year Note holders shall be the property of the Issuer.

SECTION 602.  Eligible Securities.  The term "Eligible Securities" means the following obligations or securities, maturing at such time or times as to enable disbursements to be made from the 3 Year Note Proceeds Account or the Interest Reserve Account, as the case may be, in accordance with the terms hereof, or which shall be marketable prior to the maturities thereof:

(a)  Government Obligations;

(b)  Insured certificates of deposit or time deposits of banks and savings and loan associations.

SECTION 603.  Moneys to be Held in Trust by Trustee.  All moneys required to be deposited with or paid to the Trustee under any provision of the Indenture, until disbursed or directed as permitted by the Indenture, shall be held by the Trustee in trust for the benefit of 3 Year Note holders and may be co-mingled with other funds held for the benefit of this Indenture.

SECTION 604.  Nonpresentment of 3 Year Notes.  If any 3 Year Note is not presented for payment when the principal thereof becomes due, or at the date fixed for redemption thereof, and if funds sufficient to pay such 3 Year Note shall be held by the Trustee, the liability of the Issuer for the payment of such 3 Year Note shall be limited to the funds so held. The Trustee shall hold such funds without liability for interest thereon. Thereafter, the holder of such 3 Year Note shall look only to such funds for any claim with respect to said 3 Year Note.

Any moneys held by the Trustee or any Paying Agent for the payment of the principal or interest on any 3 Year Note and presumed abandoned for longer than three years will be handled according to Tex. Prop. Code Ann. Chap. 72.

ARTICLE VII
GENERAL COVENANTS AND PROVISIONS

SECTION 701.  Payment of 3 Year Notes.  The Issuer will promptly pay:

(a)  The principal and interest on every 3 Year Note on the dates and in the manner provided herein;

(b)  The service charges of the Paying Agent for its usual and customary services;

(c)  The charges, if any, of any depository bank for its services;

(d)  The fees and expenses incurred by Trustee.

The Issuer agrees to make weekly or monthly deposits, as so provided in the Prospectus and herein, with the Trustee in an amount sufficient to make the principal and interest payments due on the 3 Year Notes seven days prior to their stated payment dates, together with the other charges due in connection therewith as set forth in the Prospectus, to include all amounts necessary to satisfy all obligations of the Issuer, falling due hereunder. Such payments shall be transmitted electronically to the Trustee through the Automated Clearing House network or as otherwise instructed by the Trustee from time to time.

In the event that any payment hereunder is subject to rescission or payment to others as a preference or otherwise under any bankruptcy, insolvency, reorganization or other debtor relief law, this instrument, shall not be terminated but shall remain in full force and effect, as if such payment had not been made.

The obligations of Issuer are expressly limited so that in no event shall the amount paid or agreed to be paid to the 3 Year Note holders as interest exceed the maximum amount permissible under applicable law. If, under any circumstance, at the time any payment is due, such payment transcends the limit of validity under applicable law, the obligation shall be confined to the limit of such validity, and shall be reduced, spread or prorated such as to comply with applicable law.

SECTION 702.  Compliance with Agreements; Representations.  The Issuer will comply with all of its agreements in this Indenture, the Prospectus, the Subscription Agreement, and in all proceedings of its governing body pertaining thereto. The Issuer represents that:

(a)  It is duly authorized under the laws of the state of its organization to issue and sell the 3 Year Notes; to execute and deliver this Indenture, to make the pledge and assignments made herein;

(b)  All action on its part for the issuance of 3 Year Notes and the execution and delivery of this Indenture has been duly and effectively taken;

(c)  The 3 Year Notes will be valid and enforceable obligations of the Issuer; and

(d)  No litigation or governmental proceeding is pending, or threatened, against Issuer, except such as have been disclosed in writing to Trustee.

SECTION 703.  Financial Statements. The Issuer, upon written request of Trustee, shall furnish to the Trustee a Financial Statement including (I) a balance sheet summarizing the Issuer's assets, liabilities and fund balances as of the end of the relevant reporting period; (ii) a statement of operations, showing sources and amounts of revenues and expenses.

SECTION 704.  Rights under Indenture.  The Issuer agrees that the Trustee, subject to the conditions thereof, may enforce for and on behalf of the holders of the 3 Year Notes all of the covenants and agreements of the Issuer whether or not the Issuer is in default thereunder. The Interest Reserve Account proceeds pledged hereunder shall be paid directly to the Trustee for deposit and shall be set apart from all other funds of the Issuer. The Issuer will, at all times, maintain the validity and effectiveness of the transfer, assignment and pledge to the Trustee made by the Indenture and will take no action, will permit no action to be taken by others and will not omit to take any action, which action or omissions might release the Issuer from its liabilities or obligations under the Indenture or result in the surrender, termination, amendment or modification of, or impair the validity of, the Indenture.

ARTICLE VIII
DISCHARGE OF INDENTURE

SECTION 801.  Discharge.  When all of the 3 Year Notes shall have been paid, or deemed paid as provided in this Article, and if the Issuer shall not then be in Default as specified in Section 901 of this Indenture, and/or the Prospectus and/or the Subscription Agreement, and if the Issuer shall have caused to be paid to Trustee all other sums of money due or to become due according to the provisions hereof (or shall have made arrangements satisfactory to Trustee for such payment), then this Indenture shall be discharged and satisfied, and thereupon Trustee shall execute and deliver to the Issuer such instruments in writing as shall be requisite to cancel and discharge this Indenture; provided, however, that Trustee shall remain obligated to hold any amounts then remaining in the Interest Reserve Account or the Proceeds Account and to pay to the holders of the 3 Year Notes  any amounts for the payment of the principal and interest on the 3 Year Notes and to pay any remaining amounts to the Issuer as provided in Section 502 hereof.

Any 3 Year Note shall be deemed to be paid within the meaning of this Article when delivered to Trustee for cancellation or when payment of the principal of and interest thereon to the due date thereof (whether such due date be by reason maturity or upon redemption as provided in this Indenture, or otherwise) either:

(i)	Shall have been made or caused to be made in accordance with the terms thereof, or

(ii)	Shall have been provided by depositing with Trustee, for such payment,

(a)  Moneys sufficient to make such payment; or

(b)  Government Obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient moneys to make such payment; or

(c)  A combination of such moneys and such Government Obligations, provided that all necessary and proper fees, compensation and expenses of Trustee pertaining to the 3 Year Notes with respect to which such deposit is made shall have been paid or the payment thereof provided for to the satisfaction of Trustee.

At such times as a 3 Year Note shall be deemed to be paid hereunder, as aforesaid, it shall no longer be secured by or entitled to the benefits of this Indenture, except for purposes of any such payment from such moneys or Government Obligations.

Notwithstanding the foregoing, no deposit under clause (ii) of the immediately preceding paragraph shall be deemed a payment of such 3 Year Notes as aforesaid until proper notice of redemption of such 3 Year Notes shall have been previously given, as soon as practicable, to the holders of the 3 Year Notes in accordance with Article III hereof that the deposit required by (ii) above has been made with Trustee and that said 3 Year Notes are deemed to have been paid in accordance with this Article and stating such maturity or redemption date upon which moneys are to be available for the payment of the principal and interest on said 3 Year Notes.

ARTICLE IX
DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND 3 YEAR NOTE HOLDERS

SECTION 901.  Events of Default.  If any of the following events occur, subject to the provisions of Section 906 and Section 907 hereof, it is hereby declared to constitute an "event of default";

(a)  Failure to pay, when due, the principal or interest on any 3 Year Note, whether at maturity, or upon redemption or otherwise and default in payment continues for a period of 60 consecutive days; or

(b)  Default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer contained in this Indenture; or under the “Description of 3 Year Notes” or “Summary of Indenture” in the Prospectus; or the Subscription Agreement and failure to remedy the same after notice thereof pursuant to Section 908 hereof; or

(c) the Issuer or its assets become subject to any voluntary or involuntary proceeding under the Federal Bankruptcy Act or any state statute which relates to credit relief and/or the liquidation of the Issuer, which proceeding remains undismissed for a period of sixty (60) or more days.

SECTION 902.  Other Remedies.  Upon the occurrence and continuation of an event of default Trustee may pursue any available remedy granted in the Indenture or the Prospectus and/or by suit at law or take any other action to enforce the payment of the principal and interest on the 3 Year Notes then outstanding.

No remedy herein conferred is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to Trustee or to the 3 Year Note holders hereunder or now or hereafter existing at law or in equity.

No delay in exercising or omission to exercise any right or power accruing upon any default or event of default shall impair any such right or power or shall be construed to be a waiver or any default or event of default or acquiescence therein; and such right and power may be exercised from time to time as often as may be deemed expedient.

No waiver of any default or event of default hereunder, whether by Trustee or by the 3 Year Note holders, shall extend to or shall affect any subsequent default or event of default or shall impair any rights or remedies consequent on such subsequent default or event of default.

SECTION 903.  Right of 3 Year Note holders to Direct Proceedings.  Anything in this Indenture to the contrary notwithstanding, the holders of a majority in aggregate principal amount of the 3 Year Notes then outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to Trustee and accompanied by indemnity as provided in Section 1001(h) hereof, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms  and conditions of this Indenture; provided that such direction shall not be otherwise than in accordance with the provisions of laws and of this Indenture.

SECTION 904.  Remedies Vested in Trustee.  All rights of action (including the right to file proof of claims) under this Indenture or under any of the 3 Year Notes may be enforced by Trustee without the possession of any of the 3 Year Notes or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any holders of the 3 Year Notes, and any recovery of judgment shall, subject to the provisions of Section 1011 hereof, be for the equal and ratable benefit of the holders of the outstanding 3 Year Notes.

SECTION 905.  Rights and Remedies of 3 Year Note holders.  No holder of any 3 Year Note shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of this Indenture, or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder unless:

(a)  A default has occurred of which Trustee has been notified as provided in Section 1002 hereof, or of which as provided in said Section 1002 it is deemed to have notice;

(b)  Such default shall have become an event of default and the holders of a majority in aggregate principal amount of 3 Year Notes then outstanding shall have made written request to Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name;

(c)  Such 3 Year Note holders shall have offered to Trustee indemnity as provided in Section 1001 (g); and

(d)  Trustee shall hereinafter have failed or refused to exercise any of the powers hereinbefore granted to institute such action, suit or proceeding in its or their own name or names; and such notification, request and offer of indemnity are hereby declared in every case at the option of Trustee to the conditions precedent to any action or cause of action for the enforcement of this Indenture or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the 3 Year Notes shall have any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided for and for the equal and ratable benefit of the holders of all 3 Year Notes then outstanding.

SECTION 906.  Termination of Proceedings.  In case Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Trustee and the 3 Year Note holders shall be restored to their former positions and rights hereunder respectively, and all rights, remedies and powers of Trustee shall continue as if no such proceedings had been taken.

SECTION 907.  Waivers of Events of Default.  The Trustee shall waive any event of default hereunder and its consequences and rescind any declaration of maturity of principal upon the written request of the holders of a majority in aggregate principal amount of the 3 Year Notes then outstanding in respect of which such default exists; provided, however, that the same shall not be waived without the consent of the holder of each 3 Year Note so affected:

(a)  Any event of default in the payment of the principal of such 3 Year Note at the date of maturity specified therein or any default in the payment when due of the interest on such 3 Year Note unless, prior to such waiver or rescission, all arrears of interest on all such 3 Year Notes with interest (to the extent permitted by law) at the rates borne by such 3 Year Notes on overdue installments of interest in respect of which such default shall have occurred, and all arrears of payments of principal when due on all such 3 Year Notes, as the case may be, and all fees, costs, and expenses of the Trustee in connection with such default shall have been paid or provided for, or,

In case of any such waiver or rescission, then and in every such case, the Issuer, the Trustee and 3 Year Note holders shall be restored to their former positions and rights hereunder respectively; but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

Trustee shall have the specific right, in its sole discretion, although it is under no obligation whatsoever to do so, to waive any declaration of maturity of principal and to reinstate the terms of the Indebtedness, without waiving any event of default.

SECTION 908.  Notice of an Event of Default to Governing Body.  Upon the occurrence and continuation of an Event of Default, the Trustee may elect to send a notice of said Event of Default to the members of the governing body of the Issuer.  To determine the members of the governing body, Trustee may rely on the information provided in the Prospectus, or other information provided to Trustee by the Issuer or Placement Agent.

ARTICLE X
THE TRUSTEE

SECTION 1001.  Acceptance of Responsibilities.  The Trustee accepts the responsibilities hereby created, but only upon the additional terms set forth below and in this Article; and no implied covenants or obligations shall be read into this Indenture against the Trustee:

(a)  No Responsibility for Recitals, Etc.  The Trustee shall not be responsible or liable for any recitals, statements or representations in this Indenture or the Prospectus used in connection with the sale of the 3 Year Notes.

(b)  Exercise of Discretion.  If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers hereunder, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)  No Duty to Inquire.  The Trustee shall not be bound to ascertain or inquire into the performance or observances of any covenants, conditions, or agreements of the Issuer hereunder. However, the Trustee may require of the Issuer full information and advice about such performance or observance.

(d)  Other Limitations.  The Trustee shall not be responsible for recording or re-recording or filing or re-filing this Indenture, for the validity of the execution by the Issuer of this Indenture, for the sufficiency or maintenance of the security for the 3 Year Notes, or for the validity or enforceability of this Indenture, or any security rights or remedies granted to the Trustee or the 3 Year Note holders hereunder or in any other 3 Year Note Document. The Trustee shall have no obligation to perform any of the duties of the Issuer under the Indenture.

(e)  Moneys Held for the benefit of 3 Year Note Holders.  Moneys and securities held by the Trustee for the benefit of 3 Year Note Holders need not be segregated from other assets except to the extent required by law or this Indenture. The Trustee shall not be accountable for the use of the proceeds of any 3 Year Notes authenticated or delivered hereunder after such proceeds have been disbursed in accordance herewith.

(f)  Reliance on Documents.  The Trustee shall be fully protected from liability in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, or other paper document it believes to be genuine and correct. The Trustee shall be under no duty to investigate or inquire into any statements contained or matters referred to in any such item.

(g)  Right to Indemnify.  If in the opinion of the Trustee any action by it hereunder may reasonably involve liability, loss, or expense, it shall not be obligated to take such action unless it is furnished with indemnity satisfactory to it.

(h)  Permissive Rights.  The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(i)  Waiver of Bond.  The Trustee shall not be required to give any bond or surety in respect of the execution of the responsibilities and powers herein or otherwise in respect of the premises.

(j)  Limitations of Liability.  The Trustee shall not be liable except in connection with the performance of such duties as are specifically set out in this Indenture.  Notwithstanding anything herein to the contrary, the Issuer by its execution of this Indenture and the 3 Year Note holders by their subscription of the 3 Year Notes agree that Trustee shall not be responsible for any act or omission hereunder unless due to its own gross negligence or willful neglect.

(k)  Reliance on Opinions.  The Trustee may rely, as to the truth of the statements and the correctness of the opinions or statements expressed therein, in the absence of bad faith on the part of Trustee, upon certificates, opinions, or reports conforming to the requirements of this Indenture.

(l)  Actions Under Direction of 3 Year Note holders.  The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of a majority of the 3 Year Note holders relating to the time, method and place of conducting any proceedings for any remedy available to Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

SECTION 1002.  No Duties to Notice Default.  In the absence of actual knowledge, the Trustee shall not be required to take notice or be deemed to have notice of any Default (other than an event of default under Section 901(a) or 901(b)) unless specifically notified in writing of such Event of Default by the holders of not less than 25 percent in aggregate principal amount of all 3 Year Notes then outstanding.

Within ninety days after the occurrence of any Event of Default (or event which would with the passage of time or the giving of notice or both be an event of default) of which the Trustee has actual knowledge, or has notice, the Trustee shall, unless such event or Event of Default has been cured or waived, mail notice thereof to each registered owner of 3 Year Notes.

For purposes of this Section, the Trustee shall not be deemed to have actual knowledge of any Event of Default unless another person charged with the administration of the obligations of the Trustee hereunder shall during the course of his duties have actual knowledge thereof.

SECTION 1003.  Servicing Agent.  The Trustee may appoint an additional individual or institution as a separate Servicing Agent. If the Trustee appoints a separate Servicing Agent, each power or right vested in the Trustee hereunder shall be exercisable by and vest in such separate Servicing Agent to the extent necessary or desirable to enable it to exercise such powers or rights in order to carry out the purposes of this Indenture.

SECTION 1004.  Resignation of Trustee.  The Trustee may resign from the trust created by this Indenture by executing an instrument in writing resigning from such trust and specifying the date when the Trustee intends such resignation to take effect, and forwarding the same to Issuer at least thirty days prior to the intended effective date of such resignation. Such resignation shall not take effect until the appointment of a successor Trustee pursuant to this Article.  Upon the appointment of a successor Trustee, then such resigning Trustee shall be discharged of its fiduciary duty.

SECTION 1005.  Removal of Trustee.  The Trustee may be removed at any time by an instrument appointing a successor Trustee executed by the holders of not less than a majority in aggregate principal amount of all 3 Year Notes then outstanding.

SECTION 1006.  Appointment of Successor Trustee.  If the Trustee resigns or is removed or dissolved, of if any court or administrative body takes control over the property or affairs of the Trustee because of insolvency or financial difficulty or for any other reason, the Issuer shall appoint a successor Trustee.

If the Issuer fails to make such appointment, the holders of not less than a majority in aggregate principal amount of all 3 Year Notes then outstanding may do so by an instrument in writing.

The successor Trustee shall mail a notice of its appointment to each registered owner of 3 Year Notes. No other notice shall be required.

SECTION 1007.  Qualifications of Successor Trustee. Every successor Trustee appointed pursuant to any of the foregoing provisions shall be a person with competent knowledge in accounting and finance, corporate law, and the administration of the responsibilities required herein.

SECTION 1008.  Court Appointment of Successor Trustee.  If the Trustee resigns and a successor Trustee is not appointed pursuant to the foregoing provisions prior to the date specified in the notice of resignation as the date when such resignation is intended to take effect, the resigning Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee.

If, in a proper case, a successor Trustee is not appointed pursuant to the foregoing provisions within six months after a resignation by the Trustee, the holder of any 3 Year Note may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

SECTION 1009.  Acceptance and Transfer of Responsibilities.  Any successor Trustee appointed hereunder shall execute and deliver to the Issuer an instrument accepting such appointment. Thereupon such successor Trustee, without any further act, shall become duly vested with all the rights, powers, duties and obligations of its predecessor.

SECTION 1010.  Successor Trustee by Merger, Etc.  Any corporation into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business assets as a whole or substantially as a whole, shall, without any further act, be the successor Trustee hereunder.

SECTION 1011.  Compensation and Expenses.  The Trustee shall be entitled to reasonable compensation for its services rendered hereunder and to reimbursement of its expenses (including, but not limited to reasonable counsel fees and disbursements) incurred in connection therewith.

SECTION 1012.  Retention of Documents and Records.  Trustee shall retain copies of all documents and records provided to Trustee under the terms of this Indenture until 3 Year Notes are permitted to be destroyed pursuant to Section 210 hereunder.  At such time, Trustee may destroy the document and records in a manner Trustee deems reasonable.

ARTICLE XI
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 1101.  Amendments and Supplements without Consent of 3 Year Note holders.  This Indenture may be amended and supplemented from time to time when authorized by the Board of Directors of the Issuer, without any notice to or action on the part of the 3 Year Note holders to:

(a)  to correct scrivener’s errors;

(b)  to add to the covenants of the Issuer for the protection of the 3 Year Note holders;

(c)  to set forth the amounts, denominations, interest rates, redemption prices, maturities, and other particulars of the 3 Year Notes on any subsequent series as provided in Section 211 above.

SECTION 1102.  Amendments and Supplements with Consent of 3 Year Note holders.  This Indenture may be amended or supplemented for any purpose other than those described in Section 1101 above, when authorized by resolution of the governing board of the Issuer provided that no such amendment or supplement shall occur without the consent of the holder of any 3 Year Note affected thereby:

(a)  extend the maturity of such 3 Year Note, reduce the rate of interest, or otherwise change the terms of payment of principal or interest, or impair the right of a holder of a 3 Year Note holder to institute suit for the enforcement of payment of principal or interest on or after the respective due date thereof; or

Notwithstanding the above, anytime that the Trustee is required or requested to obtain the consent of the 3 Year Note holders to any matter, the Trustee may do so in such a manner that the failure of a 3 Year Note holder to deliver an objection to Trustee within twenty (20) days from the date of notice to the 3 Year Note holder shall be deemed as the consent of such 3 Year Note holder.

ARTICLE XII
MISCELLANEOUS

SECTION 1201.  Beneficiaries.  This Indenture is for the sole and exclusive benefit of the Issuer, the Trustee and the holders of the 3 Year Notes.

SECTION 1202.  Severability.  If any provision of this Indenture, or the 3 Year Notes shall be illegal or invalid, such illegality or invalidity shall not affect the legality or validity of any other provision of said instruments.

SECTION 1203.  Notices.  All communications including, but not limited to, directions, consents, notifications, notices, requests and designations, hereunder shall be in writing and, unless otherwise required hereunder shall be sufficiently given or made if delivered personally to the person who is to receive the same or if mailed to such person by first class mail addressed, if to the Issuer, to the address appearing on the signature page of this Indenture, and, if to the Trustee to P.O. Box 680875, San Antonio, TX 78268. The Trustee and the Issuer may, by notice given hereunder, designate any further or different addresses to which subsequent communications shall be sent.  A copy of each such notice shall also be given to the Dealer at its current address.

SECTION 1204.  Counterparts.  This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but all such counterparts shall together constitute but one and the same instrument.

SECTION 1205.  Governing Law.  Trustee is a resident of Bexar County, Texas and has its chief executive office in said jurisdiction.  This Indenture and the 3 Year Notes shall be governed by and construed in accordance with the laws of the State of Texas.  Any disputes among the parties to this Indenture concerning the subject matter of this Indenture shall be submitted for resolution to a court of competent jurisdiction in Harris County, Texas.

SECTION 1206.  Payments due on Saturdays, Sundays and Holidays.  If the date for any payment on the 3 Year Notes at a place of payment shall be a Saturday, Sunday, legal holiday or day on which banking institutions are authorized by law to close, then payment shall be made on the next succeeding business day, and no interest shall accrue for the intervening period.

SECTION 1207.  Future Holders Bound.  Any action taken by the Trustee or any other person upon the request or with the consent of any 3 Year Noteholder shall bind every future holder of the same 3 Year Note.

SECTION 1208.  Dealers and Placement Agents.  The Issuer may enter into agreements with Dealers and/or Placement Agents to sell the 3 Year Notes. The Issuer and the Trustee agree as follows:

(a)  The Dealers and/or Placement Agents shall have the right to have notice as to (I) the application of 3 Year Note proceeds pursuant to Section 402 and (ii) the investments by the Trustee in the 3 Year Note Proceeds Account and the Interest Reserve Account under Section 601. Trustee shall furnish Dealers and/or Placement Agents, upon request, copies of all documents pertaining thereto.

(b)  The Dealer shall have the right to inspect the records of the Trustee and to obtain copies of any documents requested under this Section.

SECTION 1209.  Current Financial Information.  Upon the written request by the holder of any 3 Year Note issued under the terms of this Indenture, Issuer shall provide such 3 Year Noteholder with the current financial information of Issuer. For the purpose of this Section, current financial information shall consist of a balance sheet and an income statement for the last 3 years as of the last fiscal year of Issuer.

SECTION 1210.   Funds Not Assignable. Funds held in the 3 Year Note Proceeds Account, Interest Reserve Account, or otherwise held hereunder shall not be assignable by Issuer, nor subject to the process of any court upon legal action by or against the Issuer and are held for the benefit of the 3 Year Note Holders to be utilized only as provided herein.  Such funds shall remain in the custody of the Trustee until the Issuer complies with each and every provision of this Indenture.

SECTION 1211.  Paying Agent.  Trustee is hereby permitted to serve in the additional capacity of Paying Agent.  In the event Trustee does not serve as Paying Agent, the Paying Agent shall immediately report to the Trustee any failure by Issuer to cure a default, including the failure to make a scheduled payment to the Interest Reserve Account when due, within 30 days of the occurrence thereof.

SECTION 1212.  Registrar. The Trustee may appoint an additional individual or institution as a separate Registrar. If the Trustee appoints a separate Registrar, each power or right vested in the Trustee hereunder shall be exercisable by and vest in such separate Registrar to the extent necessary or desirable to enable it to exercise such powers or rights in order to carry out the purposes of this Indenture. The primary function of the registrar is to record book entries tracking original issuances and transfers of the 3 year notes.

SECTION 1213.  Assumption of Debt.  In the event of a merger, acquisition or other business combination involving the Issuer, the Trustee may, in it's sole and absolute discretion, permit the assumption of all or a portion of the debt evidenced by the 3 Year Notes by a third party for the purpose of securing the timely payment of the amounts required by the Prospectus.  Further, in no manner may the assumption of the debt serve as a full or partial release of Issuer's obligation to satisfy the 3 Year Notes.

IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by its duly authorized officers and to evidence its acceptance of the trust hereby created, and the Trustee has caused these presents to be signed in his name, all as of the date written below.

Date
Southfield Energy Corporation

JESSE BLANCO,	By:
as Trustee		Ben Roberts, President

By:	By:
Authorized Representative of Issuer
Printed name of Authorized Signer
Street Address

City State Zip

Telephone Number

Witness to Signature of Representative

Witness to Signature of Representative

ISSUER'S NOTARY ACKNOWLEDGMENT:

THE STATE OF TEXAS	§
§ SS.
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this ________ day of ________________________________________ , 20_____ , by _________________________ and _______________________ of Southfield Energy Corporation a Texas corporation, on behalf of said entity.

_________________________________________________
[SEAL]
Notary Public, State of ______________________________
_________________________________________________
Notary's Name, Printed or Typed

My Commission Expires:_____________________________

THE STATE OF TEXAS	§
§ SS.
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this ________ day of  , 20____ , by _____________________________________________________________,

JESSE BLANCO, as Trustee

_________________________________________________
[SEAL]
Notary Public, State of ______________________________
_________________________________________________
Notary's Name, Printed or Typed

My Commission Expires:______________________________

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TRUST
INDENTURE

Name of Issuer

Trust Number

JESSE BLANCO
as Trustee